BLACKROCK MuniHoldings New York Insured Fund, Inc.

FILE #811-08217

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
9/28/2006	NEW YORK ST MORTGAGE	91,000,000	5,600,000

Lehman Brothers;Banc of America Securities LLC; Bear, Stearns & Co. Inc.; BNY Capital Markets, Inc.; Citigroup Global Markets Inc.; First Albany Capital Inc.; George K. Baum & Company; Goldman, Sachs & Co.; Merrill Lynch & Co.; Raymond James & Associates; Rossebelt & Cross, Inc.; Sterne, Agee & Leach, Inc.; UBS Securities Inc.

11/9/2006	NEW YORK NY CITY TRANSITIONAL	650,000,000	5,150,000

Bear, Stearns & Co. Inc.; Citigroup Global Markets Inc.; Goldman, Sachs & Co.; Banc of America Securities LLC; First Albany Capital, Inc.; J.P. Morgan Securities Inc.; Lehman Brothers; Loop Capital Markets, LLC; M.R. Beal & Company; Merrill Lynch & Co.; Morgan Stanley; Prager, Sealy & Co., LLC; Ramirez & Co., Inc.; Roosevelt & Cross, Inc.; Siebert Brandford Shank & Co., LLC; UBS Securities LLC; Wachovia Bank, National Association; A.G. Edwards & Sons, Inc.; Jackson Securities, LLC; Raymond James & Associates; RBC Capital Markets; Ryan, Beck & Co.; Southwest Securities, Inc.

BLACKROCK MuniHoldings New York Insured Fund, Inc.

FILE #811-08217

ATTACHMENT 77O

12/12/2006	HUDSON YDS INFRASTRUCTURE	2,000,000,000	1,500,000

Goldman, Sachs & Co.; Bear, Stearns & Co. Inc.; JPMorgan; A.G. Edwards & Sons, Inc.; Banc of America Securities LLC; Citigroup; First Albany Capital, Inc.; Lehman Brothers; Loop Capital Markets LLC; M.R. Beal & Company; Merrill Lynch & Co.; Morgan Stanley; Prager, Sealy & Co., LLC; Ramirez & Co., Inc.; Raymond James & Associates, Inc.; Roosevelt and Cross Incorporated; RBC Capital Markets; Siebert Brandford Shank & Co. LLC; UBS Investment Bank, Wachovia Bank, National Association; Alta Capital Group, LLC; Cabrera Capital Markets, Inc.; Commerce Capital Markets, Inc.; Jackson Securities; Janney Montgomery Scott LLC; Piper Jaffray & Co.; Popular Securities, Inc.; Ryan Beck & Co., Inc.; Southwest Securities, Inc.

2/15/2007	NY DORM AUTHORITY HOSP	188,740,000	3,900,000	Bear, Stearns & Co. Inc.; Goldman, Sachs & Co.; J.B. Hanauer & Company; Lehman Brothers; Merrill Lynch & Co.; M.R. Beal & Company; Raymond James & Associates
2/16/2007	PUETRO RICO COMMONWEALTH HIGHWAY	2,184,860,553	4,700,000

Citigroup; Goldman, Sachs & Co.; RBC Capital Markets; Banc of America Securities LLC; BBVAPR MSD; JP Morgan; Lehman Brothers; Merrill Lynch & Co.; Morgan Stanley; Popular Securities; Raymond James & Associates, Inc.; Samuel A. Ramirez & Co.; Santander Securities; UBS Investment Bank; Wachovia Bank, National Association